As filed with the Securities and Exchange Commission on June 26, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Tilly’s, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	45-2164791
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
10 Whatney
Irvine, California 92618
(Address of Principal Executive Offices including Zip Code)
Tilly’s, Inc. Fourth Amended and Restated 2012 Equity and Incentive Award Plan
(Full Title of the Plan)

Nate Smith President and Chief Executive Officer Tilly’s, Inc. 10 Whatney Irvine, California 92618 (949) 609-5599	Copy to: Darren Guttenberg Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, California 92626-1925 (714) 540-1235
(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INTRODUCTION
On June 10, 2026, the stockholders of Tilly’s, Inc. (the “Company,” the “Registrant,” “we” or “us”) approved the Tilly’s, Inc. Fourth Amended and Restated 2012 Equity and Incentive Award Plan (the “Plan”), which amended and restated the Tilly’s, Inc. Third Amended and Restated 2012 Equity and Incentive Award Plan to, among other things, increase the number of authorized shares of the Registrant’s Class A common stock, par value $0.001 per share (the “Common Stock”), available for issuance pursuant to awards that may be granted under the Plan by 2,500,000 shares. The Registrant is filing this registration statement (this “Registration Statement”) on Form S-8 to register such additional shares.
The Plan currently authorizes the issuance of 11,113,900 shares of Common Stock, of which 2,500,000 shares of Common Stock are being registered hereunder, 2,000,000 shares of Common Stock were registered previously on a Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 25, 2025 (File No. 333-288957), 2,200,000 shares of Common Stock were registered previously on a Form S-8 filed with the Commission on July 8, 2020 (File No. 333-239756), 1,500,000 shares of Common Stock were registered previously on a Form S-8 filed with the Commission on September 10, 2014 (File No. 333-198676), and 2,913,900 shares of Common Stock were registered previously on a Form S-8 filed with the Commission on May 4, 2012 (File No. 333-181148) (the “Prior Registration Statements”). In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference in this Registration Statement or in the Prior Registration Statements.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in accordance with Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the Commission will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the Commission:
a.Our Annual Report on Form 10-K for the fiscal year ended January 31, 2026, filed with the Commission on April 9, 2026;
b.Our Quarterly Report on Form 10-Q for the quarter ended May 2, 2026, filed with the Commission on June 4, 2026;
c.Our Current Reports on Form 8-K filed with the Commission on February 26, 2026, March 10, 2026, June 11, 2026, and June 12, 2026, in each case solely to the extent filed and not furnished;
d.All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the end of the fiscal year covered by the form referred to in (a) above (excluding, in each case, any such information furnished pursuant to any such reports); and
e.The description of our common stock set forth in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended January 31, 2026, filed with the Commission on April 9, 2026, and any amendment or report filed with the Commission for the purpose of updating the description.
In addition, all documents filed by us with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits

EXHIBIT
3.1
Amended and Restated Certificate of Incorporation of Tilly’s, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-175299) filed on September 7, 2011).

3.2	Fourth Amended and Restated Bylaws of Tilly’s, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 7, 2024).

4.1	Form of Class A Common Stock Certificate (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 11, 2020).

4.2	Description of Tilly’s, Inc. Securities (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the period ended February 1, 2020).

5.1*	Opinion of Latham & Watkins LLP.

10.1	Tilly’s Inc. Fourth Amended and Restated 2012 Equity and Incentive Award Plan (incorporated by reference to Exhibit A of the Registrant’s Definitive Proxy Statement filed on April 20, 2026).

23.1*	Consent of BDO USA, P.C., Independent Registered Public Accounting Firm.

23.2*	Consent of Latham & Watkins LLP (contained in Exhibit 5.1).

24.1*	Power of Attorney (included in the signature page to this registration statement).

107.1	Filing Fee Table

*	Filed herewith.

SIGNATURES
In accordance with the requirements of the Securities Act of 1933, Tilly’s, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused and authorized the officers whose signatures appear below to sign this registration statement on its behalf, in the City of Irvine, State of California on June 26, 2026.

TILLY’S, INC.
By:	/s/ Michael L. Henry
Michael L. Henry Executive Vice President, Chief Financial Officer

POWER OF ATTORNEY
Each person whose signature appears below hereby authorizes and appoints Nathan Smith and Michael Henry as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and other documents in connection with the registration statement, with the Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.
In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of June 26, 2026.

Signature	Title

/s/ Nathan Smith	President and Chief Executive Officer (Principal Executive Officer)
Nathan Smith

/s/ Michael L. Henry	Executive Vice President, Chief Financial Officer (Principal Financial Officer)
Michael L. Henry

/s/ Hezy Shaked	Co-Founder, Executive Chairman, Chief Strategy Officer
Hezy Shaked

/s/ Teresa Aragones	Director
Teresa Aragones

/s/ Doug Collier	Director
Doug Collier

/s/ Seth Johnson	Director
Seth Johnson

/s/ Janet Kerr	Director
Janet Kerr

/s/ Michael Relich	Director
Michael Relich